Exhibit 99.1

VMware to Acquire Nicira

Acquisition expands VMware’s networking portfolio to revolutionize networking for the cloud and provide a full suite of capabilities for any cloud environment.

PALO ALTO, Calif., July 23, 2012 – VMware, Inc. (NYSE: VMW), the global leader in virtualization and cloud infrastructure, today announced it has signed a definitive agreement to acquire Nicira, Inc., a pioneer in software-defined networking (SDN) and a leader in network virtualization for open source initiatives.

“VMware has led the server virtualization revolution, and we have the opportunity to do the same in datacenter and cloud networking,” said Paul Maritz, chief executive officer, VMware. “The acquisition of Nicira adds to our portfolio of networking assets and positions VMware to be the industry leader in software-defined networking.”

VMware will acquire Nicira for approximately $1.05 billion in cash plus approximately $210 million of assumed unvested equity awards. The acquisition is subject to regulatory approvals and other customary closing conditions. The parties expect the acquisition to close during the second half of 2012. The acquisition has been approved by the boards of directors of both VMware and Nicira and the stockholders of Nicira.

The Software-Defined Datacenter – The Foundation of Cloud Computing

Cloud computing is about agile, elastic, efficient, and reliable services, and it is achieved through sophisticated software that abstracts hardware resources, pools it into aggregate capacity, enabling automation to safely and efficiently dole it out as needed for applications. Tenants or customers utilizing the software-defined datacenter can have their own virtual datacenter with an isolated collection of all the compute, storage, networking, and security resources that they are used to. Furthermore, this virtual datacenter can grow and shrink to efficiently utilize physical resources. This is what the software-defined datacenter is all about, and it is the architecture for the cloud.

Managing networks and network services to support cloud architectures is complex, time consuming and limits the achievement of full application mobility across clouds. Nicira is at the forefront of software-defined networking, which enables the dynamic creation of virtual network infrastructure and services that are completely decoupled and independent from the physical network hardware. Many industry leaders, including AT&T, DreamHost, eBay, Fidelity Investments, NTT and Rackspace are using the Nicira Network Virtualization Platform (NVP) to accelerate service delivery from weeks to minutes and dramatically reduce complexity and cost.

“Nicira helps customers dramatically improve business velocity and efficiency by transforming how networking works in the Cloud era,” said Steve Mullaney, chief executive officer, Nicira. “I’m thrilled to be joining forces with VMware to help build the software-defined datacenter.”

“The value we bring to customers lies in our open approach and the richness of capabilities in network virtualization,” said Martin Casado, co-founder and chief technology officer, Nicira. “The combination of Nicira and VMware brings together two pioneering teams, and gives customers the industry leading SDN solution for any cloud environment, on any hypervisor in the enterprise and with Service Providers.”

VMware plans to continue to support the open principles and technologies that have made Nicira solutions successful, including the Open vSwitch to connect physical networks and multiple hypervisors and the open extensibility framework to implement business-level policies from any cloud management system. This will allow enterprises and service providers to create the most flexible network topologies that seamlessly span any cloud environment. VMware is committed to maintaining Nicira’s openness and bringing additional value and choices to heterogeneous environments and the OpenStack, CloudStack and other cloud related communities.

This acquisition expands VMware’s networking portfolio, which includes the VMware vSphere® virtual switching, VMware vCloud® Director™ networking, vShield™ Network and Security software defined services, and the VXLAN protocol to provide a full suite of software-defined networking capabilities and a comprehensive solution lineup for virtualizing the network – from virtual switching to virtualized layer 3-7 services. This will allow customers to create a pool of network capacity on top of any network infrastructure from which they can easily support tens of thousands of isolated virtual networks with the simplicity and operational ease of creating and managing virtual machines.

VMware and industry leaders will be showcasing the software-defined datacenter at the upcoming VMworld® 2012 in San Francisco on August 27 – August 30. Information on attending the conference can be found here.

Additional Resources

•	VMware’s Steve Herrod blog here

•	Nicira’s Martin Casado blog here

•	Connect with VMware on Twitter and Facebook

About VMware

VMware is the leader in virtualization and cloud infrastructure solutions that enable businesses to thrive in the Cloud Era. Customers rely on VMware to help them transform the way they build, deliver and consume Information Technology resources in a manner that is evolutionary and based on their specific needs. With 2011 revenues of $3.77 billion, VMware has more than 350,000 customers and 50,000 partners. The company is headquartered in Silicon Valley with offices throughout the world and can be found online at www.vmware.com.

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VMware, VMworld, vShield, VMware vSphere and VMware vCloud Director are registered trademarks or trademarks of VMware, Inc. in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective companies.

Forward Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding the consummation of the acquisition of Nicira, the opportunities VMware expects from the acquisition and its prospective positioning in the SDN industry, the planned integration of Nicira technologies with VMware product offerings and the prospective benefits to customers and VMware’s post acquisition plans regarding open source technologies. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) the satisfaction of closing conditions for the transaction; (ii) the successful integration of Nicira and VMware personnel and technologies; (iii) adverse changes in general economic or market conditions; (iv) delays or reductions in consumer or information technology spending; (v) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization market, and new product and marketing initiatives by our competitors; (vi) our customers’ ability to develop, and to transition to, new products and computing strategies such as cloud computing and software-defined data centers; (vii) the uncertainty of customer acceptance of emerging technology; (viii) rapid technological and market changes in virtualization software and platforms for cloud and desktop computing; (ix) changes to product development timelines; (x) VMware’s ability to protect its proprietary technology and comply with open source licensing requirements; and (xi) VMware’s ability to attract and retain highly qualified employees. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent reports on Form

10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Company contact:

Leah Bibbo

lbibbo@vmware.com

1-650-427-1097

Alex Kirschner

alex@theoutcastagency.com

1-415-345-4783

1-206-550-0862